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                                                                    EXHIBIT 10.5

                                FIRST AMENDMENT
                                       TO
                          AT WILL EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO AT WILL EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into as of the 15th day of April, 1998, by and between Douglas
H. Helm, an individual ("Employee"), and NATIONAL INSURANCE GROUP, a California corporation ("National"), and any and all of its subsidiaries that currently exist or may exist in the future.

      WHEREAS, Employee and National entered into that certain at will employment agreement, dated May 7, 1997 (the "Employment Agreement"); and

      WHEREAS, Employee and National desire to amend the Employment Agreement as provided herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and National hereby agree to the following:

      1. Except to the extent the context required otherwise, all defined terms used herein shall have the meaning ascribed to them in the Employment Agreement.

      2. Pursuant to Section 1.4 of the Employment Agreement, National is currently holding $127,029.97 of cumulative Excess Commissions, as defined in
Section 1.4(a) of the Employment Agreement. National and the Employee hereby amend the terms of the Employment Agreement such that the entire amount of the cumulative Excess Commissions will be paid upon execution of this Amendment. Employee hereby acknowledges that upon receipt of such payment he shall have received all Cumulative Excess Commissions to which he is entitled and that National shall have no further obligation to Employee with respect to any Cumulative Excess Commissions.

      3. Section 1.4(d) of the Employment Agreement is hereby deleted in its entirety. Employee hereby acknowledged that he shall have no rights under the Employment Agreement or otherwise to purchase any common stock of any subsidiary of National in any initial public offering or otherwise or at any particular price.

      4. Each party has read, understands and agrees to the terms of this Amendment and the undersigned are duly authorized to execute this Amendment for themselves or on behalf of the party for which they are signing. Except as amended or modified




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hereby, the Employment Agreement shall remain in full force and effect, and, except as specifically set forth herein, this Amendment shall not operate or be construed to change, modify, extend, restrict, broaden or otherwise affect the Employment Agreement.

      5. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of said counterparts shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date set forth above.

                                       EMPLOYEE:


                                       /s/ DOUGLAS H. HELM
                                       ----------------------------------------
                                           Douglas H. Helm




                                       NATIONAL


                                       /s/ MARK A. SPEIZER
                                       ----------------------------------------
                                           Mark A. Speizer
                                           Chairman of the Board and
                                           Chief Executive Officer




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